SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 10, 2002


                          PRIMESOURCE HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

      MASSACHUSETTS                  1-14961                  04-2741310
 (State of Other Jurisdiction     (Commission File          (I.R.S. Employer
      of Incorporation)              Number)                 Identification No.)



                 3700 E. Columbia Street, Tucson, Arizona 85714
               (Address of Principal Executive Offices) (Zip Code)

                                 (520) 512-1100
               Registrant's Telephone Number, including area code

Item 5.  Other Events.

          PrimeSource Surgical, Inc. ("PrimeSource Surgical"), a wholly-owned subsidiary of PrimeSource Healthcare, Inc. (the "Company"), received a Summary of Proposed Terms, dated July 10, 2002 (the "Term Sheet"), from Citizens Bank of Massachusetts ("Citizens") which proposes modifications to the PrimeSource Surgical Amended and Restated Credit Agreement (the "Citizens Credit Agreement"). The Term Sheet proposes that, among other things and subject to certain conditions, the maturity date of the revolving line of credit under the Citizens Credit Agreement be extended to March 31, 2004 and the maturity date of the term loan under the Citizens Credit Agreement be extended to December 31, 2003. The terms set forth in the Term Sheet are not legally binding and remain subject to completion of due diligence, documentation and other conditions. As of the date of this Report, neither PrimeSource Surgical nor the Company has entered into a definitive agreement with Citizens concerning the transactions proposed in the Term Sheet and they cannot assure that they will ultimately enter into such a definitive agreement.

          The Term Sheet is attached hereto as Exhibit 99.1 and is hereby incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

     99.1      Summary  of  Proposed  Terms,   dated  July  10,  2002,   between
               PrimeSource Surgical, Inc. and Citizens Bank of Massachusetts.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PRIMESOURCE HEALTHCARE, INC.



                                By:   /s/ Bradford C. Walker
                                      --------------------------------------
                                Name:  Bradford C. Walker
                                Title: President and Chief Restructuring Officer



DATED:  July 10, 2002

                          PRIMESOURCE HEALTHCARE, INC.

                            Exhibit Index to Form 8-K


Exhibit No.

99.1 Summary of Proposed Terms, dated July 10, 2002, between PrimeSource Surgical, Inc. and Citizens Bank of Massachusetts.